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                                                                   Exhibit 10.54
                                 CONFORMED COPY

Telewest Communications Group Ltd             Statement of Terms and Conditions
______________________________________________________________________________


                                                                       TELEWEST

                     TELEWEST COMMUNICATIONS GROUP LIMITED
                       STATEMENT OF TERMS AND CONDITIONS

Employer:             TELEWEST COMMUNICATIONS GROUP LIMITED
                      ("the Company")
                      Genesis Business Park, Albert Drive,
                      Woking, Surrey GU21 5RW


Employee:             Mr. Bruce D Langham, North Lodge, Coles Lane, Capel,
                      Surrey, RH5 5HS


Initial place of
employment will be:   Genesis Business Park, Albert Drive, Woking, Surrey,
                     GU21 5RW


1.  Previous Employment

  (i) If any terms or conditions of your employment with any previous employer shall for any reason be held to have transferred and apply to your employment by the Company, your consent to the change to the terms and conditions set out in this document which together with the Company Handbook shall govern and regulate your employment by the Company. Your agreement to any changes will be sought at least 12 months before the change becomes effective.

  (ii) Unless otherwise deemed by law or agreed between you and the Company no period of employment with a previous employer or the Company shall be treated as continuous with any period of employment by the Company.

2.  Commencement of Employment

  Your employment under this contract will commence on 1st April 1996, (and your period of continuous employment for the purposes of the Employment Protection (Consolidation Act 1978 commenced on 28th October 1991.







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TeleWest Communications Group Ltd             Statement of Terms and Conditions
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3.  Position

        You will be employed as a SVP Operation and additionally you may be required to undertake such other duties as the Company may from time to time request you to perform to meet the needs of the business. In this position you will report to Lynn Rexroth the SVP Group Operation of TeleWest plc.

        You are required to comply with all the Company's rules, regulations and policies. The Company reserves the right to vary any of these rules, regulations and policies, or to introduce new ones and you will be notified of any such changes.

4.  Hours of Work

        You will be required to work a minimum of 37 1/2 hours per week. Your normal hours of work will be 9:00 am to 5:30 pm Monday to Friday. The Company reserves the right to alter these hours from time to time to meet the needs of the business.

        At the discretion of the Management you may be required to work outside these normal working hours to meet the Company's requirements. If this is necessary payment will not be made for overtime work.

5.  Place of Work

        As a term of your employment you may be required to work at or from your initial place of employment or any other of the Company's establishments.

6.  Payment

        Your salary will be at the rate of L98,000 per annum, or such other sums as may be notified to you in writing, payable monthly on the 26th day of each month or the closest preceding working day to the 26th day of each month if the 26th falls on a weekend or a Bank Holiday (26 days in arrears, the remainder of the month in advance) net of all standard and agreed deductions. Your salary will be reviewed annually. You agree that during the period of your employment you will maintain a Bank, Building Society or similar account for the purpose of receiving the payment of your wages. The Company operates an annual bonus scheme. Under the terms of the current scheme your bonus opportunity would be 0-25% of salary earned (variable to 50%) payable on performance against budgeted company objectives.

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TeleWest Communications Group Ltd.            Statement of Terms and Conditions
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        The Company reserves the right to deduct from your remuneration, and you agree that the Company will deduct from your remuneration, any monies due to the Company and notified to you, at any time that such debt accrues and for all deductions to be made from the final payment due on the termination of employment. The Company reserves the right to claim any shortfall from you should insufficient monies exist in you final salary. This clause will also apply in cases of overpayment of any remuneration or any other payments (statutory or discretionary) made by error or through any misrepresentation or otherwise by the Company, you or any third party. The Company also reserves the right to withhold payment or deduct from salary a day's pay for each unauthorised day of absence.

7.  Expenses

        The Company will reimburse you for any reasonable expenses properly incurred by you while performing your duties on behalf of the Company, subject to such expenses being within the relevant rules of the Company (as amended from time to time) and to your producing receipts in respect of such expenses when requested to do so by the Company.

8.  (a) Holidays

        The holiday year runs from 1 January to 31 December. Your basic holiday entitlement is 22 working days. Upon reaching three years' continuous service with TeleWest your annual holiday will increase by one day per year of service thereafter up to a maximum of 25 days. If your employment commenced or terminates part way through the holiday year, your entitlement to holidays during that year will be assessed on a pro rata basis. Holidays must be taken at times convenient to the Company and at least 14 days notice of intention to take holiday must be given to your immediate manager. No more that 10 working days holiday may be taken at any one time unless prior permission is given by your immediate manager. In exceptional circumstances unused holiday entitlement up to a maximum of 5 days may be carried over to the next year to be taken during the first three months of the following holiday year provided that prior written permission of your immediate manager is obtained.

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TeleWest Communications Group Ltd.            Statement of Terms and Conditions
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(b)  Holiday Pay

        Holiday pay is payable at the basic rate. Any excess of holiday taken over earned entitlement will be deducted from your entitlement to final pay on leaving. If this amount is in excess of your final pay, we may still seek to recover this money from you. Payment for any unused entitlement on leaving will be added to your final salary, unless you are dismissed for gross misconduct or leave without giving proper notice when you will forfeit any right to accrued holiday pay.


(c)  Public Holidays

        Public Holidays are in addition to annual holiday and are as follows:-
        Good Friday, Easter Monday, May Day Holiday, Spring Bank Holiday, August Bank Holiday, Christmas Day, Boxing Day,
        New Year's Day and any other day as decreed by Parliament.


 9.  Sickness, Absences and Sick Pay

        The procedure to follow in the event of sickness or injury preventing you from attending work can be found in the Company Handbook. Your entitlement to sick pay is under the Statutory
Sick Pay Scheme and the Company's sick pay scheme. Company Sick
Pay is based on standard pay inclusive of any Statutory Sick Pay but excluding 'On Target Earnings'.

  Company Sick Pay
  ----------------
  During Probationary Period              No entitlement

  End of Probationary period              3 weeks           (15 days)
  to one year of continuous service

  Between 1 and 2 years of continuous     6 weeks           (30 days)
  service

  Over 2 years of continuous service     13 weeks           (65 days)



  Short-term Disability
  ---------------------

        Provides a maximum of 12 weeks of standard pay for employees (excluding 'On Target Earnings') with more than one year's service. This payment is available once Company Sick Pay Entitlement has been exhausted and is at the discretion of the Vice President Human Resources.



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TeleWest Communications Group Ltd    Statement of Terms and Conditions
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  Permanent Health Insurance
  --------------------------

        See Appendix D. For further details please refer to the Company
Handbook.



10.  Maternity/Paternity Provisions

        Female employees are entitled to maternity leave and pay in accordance with statutory and Company provisions. You are required to inform the Company, as soon as you are in a position to do so, that your pregnancy has been confirmed. Male employees are entitled to two days paid leave, to be taken at the time of your wife or partner having a baby.



11.  Grievances and Discipline

         (i) Grievance Procedure -- If you have a grievance regarding your employment you should, in the first instance, speak to your immediate manager. If the grievance is then not resolved to your satisfaction, you should refer to the grievance procedure which is set out in the Company Handbook.

        (ii) The disciplinary rules applicable to you are to be found in the Company Handbook. If you are dissatisfied with any disciplinary decision taken in relation to you, you should refer to the disciplinary procedure to be found in the Company Handbook.



12.  Performance Appraisal

        In relation to the performance of your duties, you will be required to participate in an appraisal scheme operated within the Company for employees at your grade or level, subject to any amendments or modifications that may be made to the scheme. For this purpose, participation means being involved in the scheme as an appraisee, or appraiser, or both. Review of salary from time to time will be affected by the outcome of the annual appraisal. Further, annual appraisals may result in disciplinary action, in accordance with normal procedure, where performance is not being achieved.



13.  Probationary Period

        All employment is subject to successful completion of a three month probationary period. At the end of this time your performance in the job will be reviewed. If unsuccessful you will be notified in writing. During your probation you will be required to give and


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TeleWest Communications Group Ltd            Statement of Terms and Conditions



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are entitled to receive one month's notice of termination. Thereafter notice will be in accordance with the details outlined in the paragraph below.


14. Termination of Employment

        The Company may terminate your employment by serving notice in writing as follows:


        Length of Service                        Length of Notice
        -----------------                        ----------------

        During probationary period                1 month

        Following probationary period            12 months



        If you wish to terminate your employment during your probationary period you must give the company one month's written notice of termination to your immediate manager or your Human Resources Manager. Following completion of your probationary period you must give 12 months written notice of termination to your immediate manager or your Human Resources Manager. The Company reserves the right to terminate your employment without notice in case of gross misconduct and after a full investigation has taken place. The Company may, with reasonable cause, suspend you from your employment on full basic salary (excluding "On Target Earnings") at any time.


        On termination of your employment you are required immediately to surrender to the Company in accordance with its instructions all books, documents, papers, reports and copies thereof and all other property belonging to the Company or associated Company or relating to its business affairs or dealings which are in your possession or under your control, including any car, portable computer, and mobile phone or pager provided with your employment.


        You may be required, during any period of notice of termination given either by yourself or the Company, at the request of the Company, to take leave during which you will be entitled to normal remuneration benefits. You will not be required to attend at work, nor to carry out any of your duties, but you will be required to ensure that you are available at all times during that period at the request of the Company. You will, during this period, not be entitled to access to the Company's premises without prior permission from your manager. You will be required to immediately return all Company documentation and other materials to your possession.

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TeleWest Communications Group Ltd             Statement of Terms and Conditions
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15. Collective Agreement


        There is no collective agreement in force which directly affects the terms and conditions of your employment.


16. Employment outside the United Kingdom

        There are no particulars to be given to you relating to employment outside the United Kingdom.


17. Pension Scheme

        The Company operates a contributory pension scheme which you will be eligible to join after you have been with the Company for nine months. For further details please refer to Appendix D (attached) or the Company Handbook.


18. Other Benefits

        You will be entitled to Company benefits as set out in Appendix D.


19. Company Car

        As stated in your offer letter you may be provided with a Company vehicle of a size and make which the Company considers appropriate or a cash allowance in lieu of the Company vehicle as set out in Appendix E.


20. Fidelity

        The contractual relationship between the Company and its employees is founded on trust. Any breach of this trust by am employee, such as the unauthorised disclosure to a third party of confidential information about matters connected with the business, will render an employee liable to disciplinary action, and/or to civil proceedings to restrain the employee from disclosing the information to a third party, or from making personal use of it without authority from a Senior Manager/Director, or for damages if loss to the company results from an unauthorised disclosure. This restriction shall continue to apply after the termination of your employment without limitation in time, but shall cease to apply to any information or knowledge which may subsequently come into the public domain other than by way of unauthorised disclosure.


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TeleWest Communications Group Ltd             Statement of Terms and Conditions
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        All records, documents, other papers, and computer data (together with any copies or extracts thereof), made or acquired by you in the course of your employment shall be the property of the Company and must be returned on the termination of your employment. The copyright in all such records, documents and papers shall be at all times belong to the Company.


21.  Exclusivity of Service

        You are required to devote your full-time attention and abilities to your job during working hours, and to act in the best interests of the company at all times.

        You must not, without the written consent of the Company, be in any way directly or indirectly engaged or concerned with any other business or undertaking where this is likely to be in conflict with the interests of the Company. However, this does not preclude your holding no more than 5% of equity in any company which is quoted on a recognised Stock Exchange.

22.  Non-Competition

        You agree that you will not:

        (a) for a period of six months from the termination of your employment, however that occurs, solicit business or in any way deal on behalf of yourself or for any other person or entity, from customers/clients of the Company with whom you have had any dealings or involvement with for six months prior to the termination of your employment, however that occurs.

        (b) for a period of six months after the termination of your employment, however that occurs, solicit the Company's employees for their employment elsewhere.

        At any time after the termination of your employment, however that occurs, represent yourself as being in any way connected with or interest in the business of the Company, or use, for any purpose whatsoever, the name (or logo) of the Company.

        You agree that if any of these restrictions are considered void, because they go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of


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TeleWest Communications Group Ltd.            Statement of Terms and Conditions
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the Company, that such restriction will apply with modification as may be necessary to make it valid and effective.

23.  Waiver of Rights

     If this Agreement is terminated by either party and you are offered re-employment by the Company or employment by an Associated Company on terms not less favourable in all material respects than the terms of this Agreement, you shall have no claim against the Company in respect of that termination provided that such re-employment will not break your continuous period of employment.

24.  Definition of Associated Company

     In this Agreement an "Associated Company" includes any firm, company, corporation or other organisation which:

     24.1  is directly or indirectly controlled by the Company; or

     24.2  directly or indirectly controls the Company; or

     24.3 is directly or indirectly controlled by a third party who directly or indirectly controls the Company.

25.  Duty of Report

     It is expected that you will act with due diligence and utmost honesty at all times. The Company sees it as your duty to report any acts of misconduct, dishonesty, breach of Company rules committed, contemplated, or discussed by another member of staff or any other third party. A failure to do so on your part may be regarded as serious and could lead to your dismissal.

26.  Changes of Terms and Conditions of Employment

     From time to time variations in your Terms and Conditions of employment may result and any changes will be notified to you in a statement of variation to your original Statement of Terms and Conditions. Your agreement to any change will be sought at least 12 months before the change becomes effective. You will be notified of any such change and it will be considered to have been accepted by you if you continue to work in accordance with the change in terms for a period of one month.



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TeleWest Communications Group Ltd            Statement of Terms and Conditions
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ANY PREVIOUS CONTRACT OF EMPLOYMENT BETWEEN THE COMPANY AND THE EMPLOYEE IS
HEREBY SUPERSEDED.



Signed on behalf of the Company /s/ L Rexroth              Date January 30, 1996
                      (Lynn Rexroth, SVP Group Operations)

     I hereby acknowledge that I accept the Terms and Conditions of Employment as stated above, and that I have received a written statement of them.


Signed by the employee /s/ Bruce Langham                  Date February 16, 1996












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TeleWest Communications Group Ltd            Statement of Terms and Conditions